Exhibit 10.24

DEED OF INDEMNIFICATION

This Deed of Indemnification (this “Deed”) is effective as of                 2018, by and between Osmotica Pharmaceuticals plc, an Irish public limited company (as further defined below, the “Company”), and [INSERT NAME OF DIRECTOR/OFFICER] (“Indemnitee”).

A.                                    The Company recognizes the difficulty in obtaining liability insurance for its directors, officers, company secretaries and fiduciaries, and the significant cost of such insurance and the general limitations in the coverage of such insurance.

B.                                    The Company further recognizes the substantial increase in litigation in general, subjecting directors, officers, company secretaries and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.

C.                                    The Company recognizes that the current protection available to its directors, officers, company secretaries and fiduciaries may not be adequate under the present circumstances, and the Company’s directors, officers, company secretaries and fiduciaries, including Indemnitee, may not be willing to serve or continue to serve or be associated with the Company in such capacities without additional protection.

D.                                    The Company (a) desires to attract and retain the involvement of highly qualified persons, such as Indemnitee, to serve and be associated with the Company, and (b) accordingly, wishes to provide for the indemnification of and advancement of expenses to Indemnitee to the maximum extent permitted by applicable law.

E.                                     In view of the considerations set forth above, the Company desires that Indemnitee shall be indemnified, exonerated, held harmless by the Company as set forth herein.

AGREEMENT:

In consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Certain Definitions.

1.1.                            “Awards” shall mean any and all judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld), actually and reasonably incurred, of any Claim and any Irish tax, U.S. federal, state or local tax, or other foreign tax imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Deed. The term “judgments, fines penalties and amounts paid in settlement” shall be broadly construed and shall include, without limitation, all direct and indirect payments of any type or nature whatsoever, including, without limitation, all penalties and amounts required to be forfeited or reimbursed to the Company, as well as any penalties or excise taxes assessed on a person with respect to an employee benefit plan.

1.2.                            “Change in Control” shall be deemed to have occurred if, on or after the date of this Deed, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or an entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then outstanding Voting Securities, (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Company’s Board of Directors and any new director whose election by the Company’s Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (such directors, the “Continuing Directors”), cease for any reason to constitute a majority thereof, (iii) the shareholders of the Company approve a merger of the Company with any other entity other than a merger which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least eighty percent (80%) of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger, (iv) the shareholders of the Company approve a scheme of arrangement in respect of the Company, (v) the shareholders of the Company approve a plan of complete liquidation of the Company or where such approval is not required, a court of competent jurisdiction approves such liquidation or (vi) an agreement is entered into for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of the Company’s assets.

1.3.                            “Claim” shall mean with respect to a Covered Event:  any threatened, asserted, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation (formal or informal) that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other, including any appeal therefrom.

1.4.                            “Companies Act” shall mean the Companies Act, 2014 of Ireland, as amended, or any successor or consolidating statute, and references in this Deed to any section of the Companies Act shall be read as references to the corresponding provision of any such amending, succeeding or consolidating statute.

1.5.                            References to the “Company” shall include, in addition to Osmotica Pharmaceuticals plc and each of its subsidiaries, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger to which Osmotica Pharmaceuticals plc (or any of its subsidiaries) is a party, which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, company secretaries or fiduciaries so that if Indemnitee is or was a director, officer, company secretary or fiduciary of such constituent entity, or is or was serving at the request of such constituent entity as a director, officer, company secretary, employee, agent or fiduciary of another company, corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Deed with respect to the resulting or surviving entity as Indemnitee would have with respect to such constituent entity if its separate existence had continued.  Notwithstanding the foregoing definition of the “Company,” references to the “Company’s Board of Directors” shall mean the Board of Directors of Osmotica Pharmaceuticals plc.

1.6.                            “Covered Event” shall mean any event or occurrence by reason of the fact that Indemnitee is or was a director, officer, company secretary or fiduciary of the Company, or any subsidiary of the Company, direct or indirect, whether before or after the date of this Deed, or is or was serving at the request of the Company as a director, officer, company secretary, employee, agent or fiduciary of another company, corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, including as a deemed fiduciary thereof, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity, whether before or after the date of this Deed.

1.7.                            “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and any rules and regulations promulgated thereunder.

1.8.                            “Expense Advance” shall mean a payment to or on behalf of Indemnitee for Expenses pursuant to Clause 3 hereof, in advance of the settlement of or final judgment in any action, suit, proceeding or alternative dispute resolution mechanism, hearing, inquiry or investigation, which constitutes a Claim.

1.9.                            “Expenses” shall mean any and all direct and indirect costs, losses, claims, damages, fees, expenses and liabilities, joint or several (including attorneys’ fees and all other costs, expenses and obligations reasonably incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, to be a witness in or to participate in, any action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation actually and reasonably incurred in respect of any Claim), other than any Award.

1.10.                     References to “good faith” shall mean that Indemnitee shall be presumed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the officers of the Company in the course of their duties, or on the advice of legal counsel for the Company or the Company’s Board of Directors or counsel selected by any committee of such Board, or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser, investment banker, compensation consultant, or other expert or advisor selected with reasonable care by the Company or its Board of Directors or any committee thereof. This Clause 1.10 shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct.  Whether or not the foregoing provisions of this Clause 1.10 are satisfied, it shall in any event be presumed, absent clear and convincing evidence to the contrary, that Indemnitee has at all times acted in good faith in accordance with this definition and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company.

1.11.                     “Indemnify” and “Indemnified” shall mean to indemnify, exonerate and hold harmless under this Deed, and shall include the right to receive Expense Advances; other capitalized forms of this defined term shall mean the appropriate form of this definition.

1.12.                     “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Clause 2.5 hereof, who shall not have otherwise performed services for (i) the Company or Indemnitee in any matter material to either such party  or (ii) any other party to the Claim giving rise to a claim to be Indemnified, within the last five (5) years (in each case, other than with respect to matters concerning the rights of Indemnitee under this Deed, or of other indemnitees who are parties to indemnification agreements with the Company or the External Indemnitors (as defined in Clause 2.2 hereof) that are similar to this Deed). Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Deed.

1.13.                     References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise tax assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, company secretary, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, company secretary, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries, including as a deemed fiduciary thereto; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Deed.

1.14.                     “Otherwise” shall refer to the Company’s memorandum and articles of association (and any similar governing document), any agreement other than this Deed (including any insurance policy purchased or maintained by the Company), any vote of the Company’s shareholders or resolution of the Company’s Board of Directors, the Companies Act (or other applicable law), or otherwise, in each case as may be now or hereafter in effect.

1.15.                     “Reviewing Party” shall mean, subject to the provisions of Clause 2.5 hereof, any person or body duly appointed by the Company’s Board of Directors to review the Company’s obligations under this Deed, which may include a member or members of the Company’s Board of Directors, Independent Legal Counsel or any other person or body not a party to the particular Claim for which Indemnitee is seeking to be Indemnified.  In the absence of the appointment of another Reviewing Party, but subject to the provisions of Clause 2.5 hereof, the Company’s Board of Directors shall be deemed to be the “Reviewing Party” within the meaning of this Deed.

1.16.                     “Sarbanes-Oxley Act” shall mean the U.S. Sarbanes-Oxley Act of 2002, as amended, or any successor statute, and any rules and regulations promulgated thereunder.

1.17.                     “Securities Act” shall mean the U.S. Securities Act of 1933, as amended, or any successor statute, and any rules and regulations promulgated thereunder.

1.18.                     “Voting Securities” shall mean any securities of the Company that entitle its holder to vote generally in the election of members of the Company’s Board of Directors.

2.                                      Indemnification.

2.1.                            Indemnification of Expenses and Awards.  Subject to the provisions of Clause 2.3 below, the Company shall Indemnify Indemnitee for Expenses and Awards to the fullest extent permitted by applicable law if Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any Claim (by reason of or arising in whole or in part out of a Covered Event), including all interest, assessments and other charges incurred in connection with or in respect of such Expenses or Awards.

2.2.                            External Indemnitors.  The Company hereby acknowledges that Indemnitee has, or may have from time to time, certain rights to indemnification, advancement of expenses or insurance, provided by Avista Capital Holdings, L.P. and Altchem Limited and its affiliates (collectively, the “External Indemnitors”). In the event that Indemnitee is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any Claim (by reason of or arising in whole or in part out of a Covered Event), then the Company shall, subject to the provisions of Clause 2.3 below, (i) be the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the External Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), and (ii) shall Indemnify Indemnitee for Expenses and Awards to the fullest extent permitted by applicable law and as required under this Deed, without regard to any rights Indemnitee may have against the External Indemnitors. The Company irrevocably waives, relinquishes and releases the External Indemnitors from any and all claims against the External Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.  No advancement or payment by the External Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the External Indemnitors shall have a right of contribution or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company.

2.3.                            Review of Indemnification Obligations.

2.3.1.                                Notwithstanding the foregoing, to the extent any Reviewing Party shall, following the final disposition of the Claim at issue (as to which all rights of appeal therefrom have been exhausted or lapsed), have determined (in a written opinion, in any case in which Independent Legal Counsel is the Reviewing Party) that Indemnitee is not entitled to be Indemnified, (A) the Company shall have no further obligation under Clause 2.1 and Clause 2.2 above to Indemnify Indemnitee, and (B) the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all Expenses and Awards paid prior to such determination (which reimbursement shall be made within thirty (30) days after such determination); provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court having jurisdiction under this Deed to secure a determination that Indemnitee is entitled to be Indemnified, any determination made by any Reviewing Party that Indemnitee is not entitled to be Indemnified shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expenses or Awards theretofore paid in Indemnifying Indemnitee unless, until and to the extent that a final judicial determination adverse to Indemnitee is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

2.3.2.                                Subject to Clause 2.3.3 below, if the Reviewing Party shall not have made a determination within forty-five (45) days after receipt by the Company of the request therefor, the requisite determination of entitlement of Indemnitee to be Indemnified shall, to the fullest extent permitted by applicable law, be deemed to have been made and Indemnitee shall be entitled to be Indemnified, absent (A) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request to be Indemnified or (B) a prohibition under applicable law against Indemnitee being Indemnified under this Deed; provided, however, that such 45-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to be Indemnified in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

2.3.3.                                Notwithstanding anything in this Deed to the contrary, no determination as to entitlement of Indemnitee to be Indemnified under this Deed shall be required to be made prior to the final disposition of the Claim (as to which all rights of appeal therefrom have been exhausted or lapsed).

2.4.                            Indemnitee Rights on Unfavorable Determination; Binding Effect.  If any Reviewing Party determines that Indemnitee is not entitled to be Indemnified in whole or in part, Indemnitee shall have the right to commence legal proceedings in a court having jurisdiction under this Deed in order to seek a judicial determination by such court or challenging any such determination by such Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and, subject to the provisions of Clause 16 hereof, the Company hereby consents to service of process and to appear in any such proceedings.  Such review shall be de novo and Indemnitee shall not be prejudiced by any prior determination by any Reviewing Party that Indemnitee is not entitled to be Indemnified.  Absent such proceedings, any determination by any Reviewing Party shall be conclusive and binding on the Company and Indemnitee.

2.5.                            Selection of Reviewing Party; Change in Control.  If there has not been a Change in Control, any Reviewing Party shall be selected by the Company’s Board of Directors, which may be the Company’s Board of Directors in the absence of the selection of another Reviewing Party.  If there has been a Change in Control (other than a Change in Control which has been approved by a majority of the Continuing

Directors), any Reviewing Party with respect to all matters thereafter arising concerning Indemnitee’s rights to be Indemnified under this Deed, if desired by Indemnitee, shall be Independent Legal Counsel selected by Indemnitee and approved by Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be entitled to be Indemnified and the Company agrees to abide by such opinion.  The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Deed or its engagement pursuant hereto. Notwithstanding any other provision of this Deed, the Company shall not be required to pay Expenses of more than one Independent Legal Counsel in connection with all matters concerning Indemnitee.

2.6.                            Mandatory Payment of Expenses and Awards.  If Indemnitee is not wholly successful with respect to a Claim but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Claim, the Company shall Indemnify Indemnitee against all Expenses and Awards actually and reasonably incurred by Indemnitee or on his behalf in connection with or related to each successfully resolved claim, issue or matter to the fullest extent permitted by applicable law.

2.7.                            Contribution.  Notwithstanding anything to the contrary contained herein, if the rights to be Indemnified provided for in this Deed are for any reason held by a court having jurisdiction to be unavailable to an Indemnitee (other than, for the avoidance of doubt, as a result of the application of any exclusions explicitly contemplated hereby), then in lieu of Indemnifying Indemnitee, the Company shall contribute, to the fullest extent permitted by applicable law, to the amount paid or required to be paid by Indemnitee as a result of such Expenses or Awards (i) in such proportion as is deemed fair and reasonable in light of all of the circumstances in order to reflect the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Claim or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company (and its directors, officers, company secretaries, employees, agents and fiduciaries other than Indemnitee), on the one hand, and Indemnitee, on the other hand, in connection with the action or inaction which resulted in such Expenses, as well as any other relevant equitable considerations.

The Company and Indemnitee agree, to the fullest extent permitted by applicable law, that it would not be just and equitable if contribution pursuant to this Clause 2.7 were determined by pro rata or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.

3.                                      Expense Advances.

3.1.                            Obligations to Make and Repay Expense Advances.  The Company shall make Expense Advances to or on behalf of Indemnitee, to the fullest extent permitted by law, and Indemnitee hereby irrevocably and unconditionally undertakes and agrees to repay such amounts to the extent a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee is not entitled to be Indemnified under this Deed or Otherwise.  The right to Expense Advances under this Clause 3 shall in all events continue until final disposition of any Claim (as to which all rights of appeal therefrom have been exhausted or lapsed).  Expense Advances shall be made without regard to Indemnitee’s ability to repay and shall include any and all reasonable Expenses incurred pursuing a Claim to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. Without limiting the generality or effect of the foregoing, within five (5) business days after any request by Indemnitee, the Company shall, in accordance with such request (but without duplication), (i) pay such Expenses on behalf of Indemnitee, (ii) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (iii) reimburse Indemnitee for such Expenses.

3.2.                            Undertaking Unsecured; No Interest.  The foregoing obligation by Indemnitee to repay any Expense Advances shall be unsecured and no interest shall be charged thereon.  Expense Advances are intended to be an obligation of the Company to Indemnitee hereunder and shall in no event be deemed to be a personal loan.

4.                                      Procedures for Indemnification and Expense Advances.

4.1.                            Timing of Payments.  All payments of Expenses and Awards by the Company to or on behalf of Indemnitee pursuant to this Deed shall be made to the fullest extent permitted by applicable law as soon as practicable after written demand by Indemnitee therefor is presented to the Company, but in no event later than thirty (30) days after such written demand by Indemnitee is presented to the Company, except in the case of Expense Advances, which shall be made no later than five (5) business days after such written demand by Indemnitee is presented to the Company.  If the Company disputes a portion of the amounts for which payment is requested, the undisputed portion shall be paid and only the disputed portion withheld pending resolution of any such dispute.

4.2.                            Notice/Cooperation by Indemnitee.  Indemnitee shall give the Company notice in writing as soon as practicable of any Claim made against Indemnitee for which rights to be Indemnified will be reasonably likely to be sought under this Deed.  Notice to the Company shall be directed to the company secretary of the Company at the Company’s registered office (or such other address as the Company shall designate in writing to Indemnitee) and shall include a description of the nature of the Claim and the facts underlying the Claim, in each case to the extent known to Indemnitee.  Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to be Indemnified following the final disposition of such Claim.  In addition, Indemnitee shall give the Company such information and cooperation as the Company may reasonably require and as shall be within Indemnitee’s power.  The failure by Indemnitee to so notify the Company of any Claim pursuant to this Clause 4.2 will not relieve the Company from any liability which it may have to Indemnitee under this Deed, and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights under this Deed, except to the extent (solely with respect to indemnification under this Deed) that such failure or delay materially prejudices the Company.

4.3.                            No Presumptions; Burden of Proof.  For purposes of this Deed, to the fullest extent permitted by applicable law, the termination of any Claim by judgement, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that the right to be Indemnified is not permitted.  In addition, neither the failure of any Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by any Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be Indemnified, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.  In connection with any determination by any Reviewing Party or otherwise as to whether Indemnitee is entitled to be Indemnified, the burden of proof shall be on the Company, by clear and convincing evidence, to establish that Indemnitee is not so entitled.  It shall be a defense to any legal proceeding by Indemnitee to secure a judicial determination that Indemnitee should be Indemnified (other than a Claim brought by Indemnitee to secure Expense Advances under Clause 3 of this Deed) that the indemnification sought by Indemnitee in such legal proceeding is not available under applicable law, but the burden of proof shall be on the Company, by clear and convincing evidence, to establish such defense.

4.4.                            Notice to Insurers.  If, at the time of the receipt by the Company of a notice of a Claim pursuant to Clause 4.2 hereof, the Company has insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective insurance policies.  The Company shall thereafter take all reasonably necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies.

4.5.                            Settlement of Claims.  Indemnitee shall have the sole right and obligation to control the defense or conduct of any Claim with respect to Indemnitee. The Company shall not, without the prior written consent of Indemnitee, which may be provided or withheld in Indemnitee’s sole discretion, effect any settlement of any Claim against Indemnitee or which, in the reasonable opinion of Independent Legal Counsel, could have been brought against Indemnitee or which potentially or actually imposes any Expenses, Awards, exposure or burden on Indemnitee unless (i) such settlement solely involves the payment of money or performance of any obligation by persons other than Indemnitee and includes an unconditional, full release of Indemnitee by all relevant parties from all liability on any matters that are the subject of such Claim and an acknowledgment that Indemnitee denies all wrongdoing in connection with such matters and (ii) the Company has fully indemnified the Indemnitee with respect to, and held Indemnitee harmless from and against, all Expenses, Awards and other amounts incurred by Indemnitee or on behalf of Indemnitee in connection with such Claim. The Company shall not be obligated to Indemnify Indemnitee against amounts paid in settlement of a Claim against Indemnitee if such settlement is effected by Indemnitee without the Company’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, unless such settlement solely involves the payment of money or performance of any obligation by persons other than the Company and includes an unconditional release of the Company by any party to such Claim other than the Indemnitee from all liability on any matters that are the subject of such Claim and an acknowledgment that the Company denies all wrongdoing in connection with such matters.

5.                                      Additional Indemnification Rights; Nonexclusivity.

5.1.                            Scope.  The Company hereby agrees to Indemnify Indemnitee to the fullest extent permitted by applicable law, notwithstanding that such right to be Indemnified is not specifically authorized by this Deed or Otherwise. Indemnitee’s right to be so Indemnified shall be interpreted independently of, and without reference to, any other such rights to which Indemnitee may at any time be entitled. In the event of any change after the date of this Deed in any applicable law which expands the ability of the Company to Indemnify Indemnitee, it is the intent of the parties hereto that Indemnitee shall enjoy by this Deed the greater benefits afforded by such change.  In the event of any change in any applicable law which narrows the right of the Company to Indemnify Indemnitee, to the extent not otherwise required by such law to be applied to this Deed, such narrowing change shall have no effect on this Deed or the parties’ rights and obligations under this Deed except as set forth in Clause 10.1 hereof.

5.2.                            Nonexclusivity.  Indemnitee’s rights to be Indemnified under this Deed shall, to the fullest extent permitted by applicable law, be in addition to any similar Indemnity rights to which Indemnitee may be entitled Otherwise.  The rights to be so Indemnified shall continue as to Indemnitee for any action taken or not taken while serving as a director, officer, company secretary or fiduciary of the Company or while serving any other enterprise at the request of the Company even though subsequent thereto Indemnitee may have ceased to serve in such capacity.

6.                                      No Duplication or Off-Set of Payments.  Subject to Clause 2.2, the Company shall not be liable under this Deed to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, provision of the Company’s memorandum and articles of association (or any similar governing document of the Company or any other enterprise served by Indemnitee at the request of the Company), the Companies Act (or other applicable law), or otherwise (including any indemnification agreement with any affiliate of the Company)) of the amounts otherwise payable under this Deed, except as provided in Clause 19 below.  Notwithstanding any other provision of this Deed to the contrary, (i) Indemnitee shall have no obligation to reduce, offset, allocate, pursue or apportion any indemnification, hold harmless, exoneration, advancement, contribution or insurance coverage among multiple parties possessing such duties to Indemnitee prior to the Company’s satisfaction and performance of all its obligations under this Deed, and (ii) the Company shall perform fully its obligations under this Deed without regard to whether Indemnitee holds, may pursue or has pursued any indemnification, hold harmless, exoneration, advancement, contribution or insurance coverage rights against any person or entity other than the Company.

7.                                      Partial Indemnification.  If Indemnitee is entitled under any provision of this Deed to be Indemnified by the Company for some or a portion of Expenses or Awards incurred in connection with, or with respect to, any Claim, but not, however, for the total amount thereof, the Company shall, to the fullest extent permitted by applicable law, nevertheless Indemnify Indemnitee for the portion of such Expenses or Awards to which Indemnitee is entitled.

8.                                      Warranty.  The Company warrants by its execution hereof that it has power to enter into and has duly authorised the execution and delivery of this Deed and that its obligations hereunder constitute legal, valid and binding obligations enforceable against the Company in accordance with its terms.

9.                                      Liability Insurance.  In the event of a Change in Control, the Company shall maintain in force any and all insurance policies then maintained by the Company in providing insurance (directors’ and officers’ liability, fiduciary, employment practices or otherwise) in respect of the individual directors, company secretaries, fiduciaries and officers of the Company, for a fixed period of ten years thereafter (a “Tail Policy”). Such coverage shall be placed by the Company’s incumbent insurance broker with the incumbent insurance carriers using the policies that were in place at the time of the Change in Control (unless the incumbent carriers will not offer such policies, in which case the Tail Policy placed by the Company’s insurance broker shall be substantially comparable in scope and amount as the expiring policies, and the insurance carriers for the Tail Policy shall have an AM Best rating that is the same or better than the AM Best ratings of the expiring policies).

10.                               Exceptions.  Notwithstanding any other provision of this Deed, the Company shall not be obligated pursuant to the terms of this Deed:

10.1.                     Excluded Action or Omissions.  To Indemnify Indemnitee for Expenses resulting from acts, omissions or transactions for which Indemnitee is prohibited by applicable law from being Indemnified, as determined by a court of competent jurisdiction in a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed); provided, however, that notwithstanding any limitation set forth in this Clause 10.1 regarding the Company’s obligation to Indemnify Indemnitee, Indemnitee shall be entitled under Clause 3.1 hereof to receive Expense Advances with respect to any such Claim unless and until a court having jurisdiction over the underlying Claim shall have made a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee has engaged in acts, omissions or transactions for which Indemnitee is prohibited by applicable law from being Indemnified.

10.2.                     Claims Initiated by Indemnitee.  To Indemnify Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, counterclaim or cross-claim, except (i) with respect to actions or proceedings brought to establish or enforce a right to be Indemnified under this Deed or Otherwise, (ii) if the Company’s Board of Directors has approved the initiation or bringing of such Claim or (iii) as otherwise required under the Companies Act (or other applicable law), regardless of whether Indemnitee ultimately is determined to be entitled to be Indemnified under this Deed or Otherwise.

10.3.                     Lack of Good Faith.  To Indemnify Indemnitee with respect to any action instituted (i) by Indemnitee to enforce or interpret this Deed, if a court having jurisdiction over such action makes a final judicial determination as provided in Clause 13 hereof that each of the material assertions made by Indemnitee as a basis for such action was made in bad faith or was frivolous or (ii) by or in the name of the Company to enforce or interpret this Deed, if a court having jurisdiction over the underlying Claim makes a final judicial determination as provided in Clause 13 hereof that each of the material defenses asserted by Indemnitee in such action was made in bad faith or was frivolous.

10.4.                     Claims Under Section 16(b) of Exchange Act or Sarbanes-Oxley Act.  To Indemnify Indemnitee for (i) Expenses, Awards or the disgorgement of profits arising from a violation of Section 16(b) of the Exchange Act or any similar successor statute or (ii) any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act, or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act); provided, however, that notwithstanding any limitation set forth in this Clause 10.4 regarding the Company’s obligation to Indemnify Indemnitee, Indemnitee shall be entitled under Clause 3 hereof to receive Expense Advances under this Deed with respect to any such Claim unless, until and to the extent that a court having jurisdiction over the underlying Claim makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee is not entitled to indemnification pursuant to this Clause 10.4.

10.5.                     Additional Limitation.  To Indemnify Indemnitee with respect to any obligation of Indemnitee based upon or attributable to Indemnitee gaining in fact any personal gain, profit or advantage to which Indemnitee was not entitled.

11.                               Counterparts.  This Deed may be executed in counterparts and by facsimile or electronic transmission, each of which shall constitute an original and all of which, together, shall constitute one instrument.

12.                               Binding Effect; Successors and Assigns.  This Deed shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, or otherwise to all or substantially all of the business and/or assets of the Company), spouses, heirs, and personal and legal representatives.  The Company shall require and cause any successor (whether direct or indirect by purchase, merger, or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Deed and to Indemnify Indemnitee to the fullest extent permitted by applicable law.  This Deed shall continue in effect regardless of whether Indemnitee continues to serve as a director, officer, company secretary or fiduciary of the Company or as a director, officer, company secretary, employee, agent or fiduciary of any other enterprise at the Company’s request.

13.                               Expenses Incurred in Action Relating to Enforcement or Interpretation.  In the event that any action is instituted by Indemnitee under this Deed or Otherwise to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be Indemnified for all Expenses incurred by Indemnitee with respect to such action (including attorneys’ fees), regardless of whether Indemnitee is ultimately successful in such action, unless as a part of such action a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous; provided, however, that until such final judicial determination is made, Indemnitee shall be entitled under Clause 3 hereof to receive payment of Expense Advances with respect to such action.  In the event of an action instituted by or in the name of the Company under this Deed to enforce or interpret any of the terms of this Deed, Indemnitee shall be entitled to be Indemnified for all Expenses incurred by Indemnitee in defense of such action (including costs and expenses incurred with respect to Indemnitee’s counterclaims and cross-claims made in such action) unless as a part of such action a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that each of the material defenses asserted by Indemnitee in such action was made in bad faith or was frivolous; provided, however, that until such final judicial determination is made, Indemnitee shall be entitled under Clause 3 to receive payment of Expense Advances with respect to such action.

14.                               Monetary Damages Insufficient.  The Company and Indemnitee agree that a monetary remedy for breach of this Deed may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm.  Accordingly, the parties hereto agree that Indemnitee may enforce this Deed by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm (having agreed that actual and irreparable harm will result if the Company is not forced to specifically perform its obligations pursuant to this Deed) and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled.  The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith.  The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by a court, and the Company nonetheless hereby waives any such requirement of a bond or undertaking.

15.                               Notices.  All notices, requests, demands and other communications under this Deed shall be in writing and shall be deemed duly given (i) if delivered by hand and signed for by the party addressed, on the date of such delivery or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked.  Addresses for notice to each party are, (i) in respect of the Company its registered office, and (ii) in respect of the Indemnitee as shown on the signature page of this Deed, or in each case as subsequently modified by written notice.

16.                               Consent to Jurisdiction.  The Company and Indemnitee each hereby irrevocably consent to the exclusive jurisdiction of the courts of Ireland for all purposes in connection with any action or proceeding which arises out of or relates to this Deed and agree that any action or proceeding instituted under this Deed shall be commenced, prosecuted and continued only in Dublin, Ireland, which shall be the exclusive and only proper forum for adjudicating any matter which arises out of or relates to this Deed.

17.                               Severability.  The provisions of this Deed shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court having jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by applicable law.  Furthermore, to the fullest extent possible, (i) the provisions of this Deed (including each portion of this Deed containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable, and (ii) to the extent any provision of this Deed is held to be invalid, illegal or unenforceable, such provision shall not be stricken, but shall instead be construed so as to give maximum effect to the intent manifested by the provision held to be invalid, illegal or unenforceable.

18.                               Choice of Law.  This Deed, and all rights, remedies, liabilities, powers and duties of the parties to this Deed, shall be governed by and construed in accordance with the laws of Ireland.

19.                               Subrogation.  In the event of payment under this Deed, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee from any insurance policy purchased or maintained by the Company, and Indemnitee shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.  In no event, however, shall the Company or any other person have any right of recovery, through subrogation or otherwise, against (i) Indemnitee or (ii) any insurance policy purchased or maintained by Indemnitee.

20.                               Amendment and Termination.  No amendment, modification, termination or cancellation of this Deed shall be effective unless it is in writing signed by both the parties hereto.  No waiver of any of the provisions of this Deed shall be effective unless it is signed in writing by the party against whom such waiver is sought to be enforced, nor shall any such waiver be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

21.                               Integration and Entire Agreement.  This Deed sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto, including any prior indemnification agreement; provided, however, that this Deed is a supplement to and in furtherance of the Company’s memorandum and articles of association (and any similar governing document), any additional agreement (including any insurance policy, and including any agreement between Indemnitee and any Company affiliate), any vote of the Company’s shareholders or resolution of the Company’s Board of Directors, and the Companies Act and other applicable law, in each case as may be now or hereafter in effect, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

22.                               No Construction as Employment Agreement.  Nothing contained in this Deed shall be construed as giving Indemnitee any right to employment by the Company or to continue serving in any capacity with the Company, any of its affiliates or any other enterprise.

23.                               Additional Acts.  If for the validation of any of the provisions in this Deed any act, resolution, approval or other procedure is required, the Company undertakes to cause such act, resolution, approval or other procedure to be affected or adopted in a manner that will enable the Company to fulfill its obligations under this Deed.

24.                               Companies Act.  The Company’s obligations under this Deed remain subject at all times to the provisions of Section 235 of the Companies Act.

(The remainder of this page is intentionally left blank.)

IN WITNESS WHEREOF, the parties hereto have executed this Deed of Indemnification as a Deed and as of the date first above written.

GIVEN UNDER THE COMMON SEAL

of OSMOTICA PHARMACEUTICALS PLC

in the presence of:

Director

Director / Company Secretary

SIGNED AND DELIVERED AS A DEED BY

[INSERT NAME OF DIRECTOR/OFFICER]

in the presence of

[Name of Director/Officer]

Witness signature

Witness name

Witness address